UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Euclid Avenue, Suite 1600, Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

1301 East 9th Street, Suite 3000, Cleveland, Ohio 44114

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Completed Refinancing Summary

On March 22, 2024, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), completed an amendment to the Credit Agreement (as defined below), primarily to reprice the margin on $6.2 billion of existing term loans H and I from Term SOFR plus 3.25% to Term SOFR plus 2.75%, extend the maturity on $1.7 billion term loan H to March 2030 and to make certain other amendments to the Credit Agreement.

TD Group also completed the previously announced offering of an additional $550 million in aggregate principal amount of TransDigm’s 6.375% Senior Secured Notes maturing March 1, 2029 (the “New Secured Notes”).

TD Group intends to use the net proceeds of the offering of the New Secured Notes, together with cash on hand, to redeem all of TransDigm’s outstanding 7.50% Senior Subordinated Notes due 2027 (the “7.50% 2027 Subordinated Notes”) and to pay related fees and expenses.

Credit Agreement Amendment

On March 22, 2024, TransDigm, TD Group and certain subsidiaries of TransDigm entered into Amendment No. 15, Loan Modification Agreement and Refinancing Facility Agreement and Amendment to the Guarantee and Collateral Agreement (the “Credit Agreement Amendment”), pursuant to which TransDigm, among other things, (x) repriced all of its tranche I term loans maturing August 24, 2028 and (y) repriced and extended the maturity date of all of its tranche H term loans into tranche K term loans maturing March 22, 2030. The applicable margin for the repriced tranche I term loans and new term loan K is now Term SOFR plus 2.75% compared to an applicable margin of Term SOFR plus 3.25% prior to the Credit Agreement Amendment. Original issue discount of 0.25% was paid to lenders of each of the refinanced tranche K term loans. Except as set forth above, the other terms and conditions that apply to such term loans are substantially the same as the terms and conditions that applied to the term loans immediately prior to the Credit Agreement Amendment.

The Credit Agreement Amendment amends, among other things, that certain Second Amended and Restated Credit Agreement, dated June 4, 2014, as amended, with Goldman Sachs Bank USA, as administrative agent and collateral agent, and the other agents and lenders named therein (the “Credit Agreement”).

The above summary of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture

On March 22, 2024, TransDigm issued the New Secured Notes at an issue price of 99.75% of the principal amount thereof in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The New Secured Notes were issued pursuant to an indenture, dated as of February 27, 2024 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of March 22, 2024 (the “Supplemental Indenture” the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm party thereto, as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and US collateral agent, and The Bank of New York Mellon, as UK collateral agent. The New Secured Notes are an additional issuance of the $2,200 million aggregate principal amount of TransDigm’s 6.375% Senior Secured Notes due 2029 that were previously issued pursuant to the Base Indenture on February 27, 2024 (the “Initial Secured Notes” and, collectively with the New Secured Notes, the “Secured Notes”). The New Secured Notes are of the same class and series as, and otherwise identical to, the Initial Notes, other than with respect to the date of issuance and issue price.

The Secured Notes bear interest at the rate of 6.375% per annum, which accrues from February 27, 2024 and is payable in arrears on March 1 and September 1 of each year, commencing on September 1, 2024. The Secured Notes mature on March 1, 2029, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm may redeem some or all of the Secured Notes at the redemption prices and on the terms specified in the Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Secured Notes on the terms set forth in the Indenture.

The Secured Notes are TransDigm’s senior secured obligations. The Secured Notes are guaranteed, on a senior secured basis, by TD Group and each of TransDigm’s direct and indirect restricted subsidiaries that is a borrower or guarantor under TransDigm’s senior secured credit facilities or that issues or guarantees any capital markets indebtedness of TransDigm or any of the guarantors in an aggregate principal amount of at least $200 million. The Secured Notes and the related guarantees rank equally in right of payment with all of TransDigm’s and the guarantors’ existing and future senior indebtedness, senior in right of payment to any of TransDigm’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Secured Notes and related guarantees, and structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TransDigm’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, incur or suffer to exist liens securing indebtedness and engage in certain business activities. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TransDigm, all outstanding Secured Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Secured Notes may declare all Secured Notes to be due and payable immediately.

The above summary of the Indenture is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, which are attached hereto as Exhibit 4.1 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 27, 2024, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.375% Senior Secured Notes due 2029 (incorporated by reference to TransDigm Group Incorporated’s Form 8-K, filed February 28, 2024 (File No. 001-32833)).

4.2	Form of 6.375% Senior Secured Notes due 2029 (included in Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of March 22, 2024, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and US collateral agent, and The Bank of New York Mellon, as UK collateral agent, relating to TransDigm Inc.’s 6.375% Senior Secured Notes due 2029.

10.1*	Amendment No. 15, Loan Modification Agreement and Refinancing Facility Agreement and Amendment to the Guarantee and Collateral Agreement, dated as of March 22, 2024, to the Second Amended and Restated Credit Agreement, dated June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits have been omitted pursuant to Instruction 4 to Item 1.01 of Form 8-K. TD Group hereby undertakes to furnish on a supplemental basis a copy of any omitted exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Sarah Wynne
Name:	Sarah Wynne
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: March 22, 2024